UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2024

ProFrac Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41388	87-2424964
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Shops Boulevard, Suite 301 Willow Park, Texas	76087
(Address of principal executive offices)	(Zip Code)

(254) 776-3722

(Registrant’s telephone number, including area code)

Not Appliable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A common stock, par value $0.01 per share	ACDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Accounting Officer

On September 25, 2024, the board of directors of ProFrac Holding Corp. (the “Company”), appointed and designated Michael Henry as the Company’s principal accounting officer.

From June 7, 2022 to September 25, 2024, Mr. Henry, age 52, served as the senior vice president and chief accounting officer of ProFrac Holdings II, LLC, the Company’s indirect wholly-owned subsidiary (“ProFrac Holdings”). From November 2020 to November 2021, Mr. Henry served as vice president and chief accounting officer of Basic Energy Services, Inc. Prior to that, Mr. Henry served as corporate controller of FTS International Services, LLC beginning in October 2015, and as the Director of Accounting Policy and External Reporting from February 2014 to October 2015. From February 2008 until February 2014, Mr. Henry served as Director of Financial Reporting for RadioShack Corporation. Mr. Henry holds a BBA in Accounting from Texas Christian University.

In connection with Mr. Henry’s appointment as the principal accounting officer, Mr. Henry and the Company entered into the Company’s standard indemnification agreement for directors and officers and the Company, through ProFrac Holdings, entered into the first amendment to Mr. Henry’s employment agreement, effective as of September 25, 2024 (as amended, the “Employment Agreement”). The indemnification agreement is summarized in the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2022. The Employment Agreement provides for an initial term of thirty-six months from June 7, 2022, and renews for subsequent one (1) year periods, unless either party thereto provides written notice of non-renewal within thirty (30) days prior to the end of the then-current term or until the Employment Agreement is otherwise terminated in accordance with the terms thereof. Mr. Henry’s current base salary is $325,000 per annum. Mr. Henry is eligible to continue to participate in the Company’s various incentive compensation programs, including without limitation the Company’s 2022 Long Term Incentive Plan. ProFrac Holdings may terminate Mr. Henry’s employment For Cause (as defined in the Employment Agreement). In the event Mr. Henry’s employment is terminated by ProFrac Holdings without Cause, Mr. Henry will be entitled to a severance payment in an amount equal to (i) his base salary in effect on the date of termination and (ii) any accrued and unused PTO.

The foregoing descriptions of the Employment Agreement and the indemnification agreement are not complete and are qualified in their entirety by reference to the full text of each such agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Employment Agreement, effective as of September 25, 2024, between ProFrac Holdings II, LLC and Michael Henry.

10.2	Indemnification Agreement (Michael Henry).

104.1	Cover Page Interactive Data File (Embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFRAC HOLDING CORP.

By:	/s/ Steven Scrogham
Name:	Steven Scrogham
Title:	Chief Legal Officer, Chief Compliance Officer and Corporate Secretary

Date: October 1, 2024